SCHEDULE 14A

                               (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14(A) INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO. _________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                 GPU, INC.
                                 ---------
              (Name of Registrant as Specified in Its Charter)

          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A
     (2)  Form, Schedule or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

IMPORTANT LEGAL INFORMATION UNDER
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This newsletter contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FirstEnergy Corp. and GPU, Inc. are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in FirstEnergy's and GPU's filings with the SEC, including risks and uncertainties relating to: failure to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in any required regulatory approvals, changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, availability and pricing of fuel and other energy commodities, legislative and regulatory changes (including revised environmental and safety requirements), availability and cost of capital and other similar factors. Readers are referred to FirstEnergy's and GPU's most recent reports filed with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, FirstEnergy Corp. and GPU, Inc. will file a joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by FirstEnergy and GPU with the SEC at the SEC's Web site at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of FirstEnergy's filings may be obtained by directing a request to FirstEnergy Corp., Investor Services, 76 S. Main St., Akron, Ohio 44308-1890, Telephone:
1-800-736-3402. Free copies of GPU filings may be obtained by directing a request to GPU, Inc., 310 Madison Avenue, Morristown, N.J. 07962,
Telephone: 1-973-401-8204.

GPU, its directors (Theodore H. Black, Fred D. Hafer (Chairman; CEO and President), Thomas B. Hagen, Robert Pokelwaldt, John M. Pietruski, Catherine A. Rein, Bryan S. Townsend, Carlisle A.H. Trost, Kenneth L. Wolfe and Patricia K. Woolf), certain executive officers (Ira H. Jolles (Senior Vice President and General Counsel), Bruce L. Levy (Senior Vice President and CFO) and Carole B. Snyder (Executive Vice President Corporate Affairs)) and certain other employees (Jeff Dennard (Director of Corporate Communications), Joanne Barbieri (Manager of Investor Relations) and Ned Raynolds (Manager of Financial Communications)) may be deemed under rules of the SEC to be "participants in the solicitation" of proxies from the security holders of GPU in favor of the merger. GPU's directors and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of GPU common stock. Security holders of GPU may obtain additional information regarding the interests of "participants in the solicitation" by reading the joint proxy statement/prospectus relating to the merger when it becomes available.

MERGER QUESTIONS AND ANSWERS

     Here are some general questions about the pending merger between GPU, Inc. and FirstEnergy Corp. and its process. Additional questions will appear in future editions of Connect! as well as the Intranet and the Transition Update bulletin.

TIMING

     o RESTRUCTURING (MERGER) CHANGE WITH AKRON, OHIO - WHEN WILL EVERYTHING TAKE PLACE?
     o    WHEN WILL THE MERGER BE OFFICIAL?

     Both companies expect the merger to be completed within 12 months. While we are targeting to have the merger completed by mid-2001, we are aware that it could take 15-18 months or longer, depending upon needed approvals.

REASONS FOR THE MERGER

     o WHAT ARE THE ADVANTAGES OF A MERGER? WHY IS IT GOOD FOR US, COMPARED TO MERGING WITH SOMEONE ELSE?

     Given the rapidly changing deregulated world, we believe there is compelling business rationale for the merger with FirstEnergy. We expect the merger to provide substantial strategic benefits, including a greater scope and size, enhanced generation efficiency and broadened non-regulated business opportunities.

     FirstEnergy is similar to GPU in strategic objectives, culture and values, locations and systems. No other company had the same right fit for GPU.

     o    WILL IT SOLVE COST PROBLEMS?

     Although specific cost savings have not yet been determined, we have full confidence in the fact that the merger could help in such matters.

     o    HOW WILL IT MAKE US BETTER?
     o    HOW WILL FIRST ENERGY MAKE US A BETTER COMPANY?
     o    WILL WE REALLY SEE ANY BENEFITS FROM THIS MERGER?
     o    HOW WILL GETTING BIGGER MAKE US BETTER? IT SOUNDS
          LIKE ONE LARGE GAME.

We believe that GPU will see a variety of benefits from the merger. With an increase in customers and scope of service, we expect to have the necessary size and strength to be more successful in the energy industry. By combining our service areas, we will create a contiguous territory of more than 37,000 square miles from northern and central Ohio, through Pennsylvania, to New Jersey and expect to have a customer base of approximately 4.3 million. We believe that, as we grow, we will be able to provide a greater number of customers with superior services.

TRANSITION:

TEAMS

     o    WHO IS LEADING THE TRANSITION TEAMS?
     o    WHO IS PICKING THE TRANSITION TEAMS?
     o    WHO SELECTS THE PEOPLE FOR THE VARIOUS SUB-TRANSITION TEAMS?

     The Transition Management Steering Committee will be made up of Fred
D. Hafer as vice chair, along with Pete Burg, chief executive officer of FirstEnergy, as the chairman. Carole B. Snyder, GPU Service executive vice president, will be on the committee along with two other executives from FirstEnergy. As the process begins other people will become members of several transition teams, but as of yet no specific people have been identified for these roles.

ABOUT FINANCES & LEGAL RESPONSIBILITIES:

APPROVALS

     WHO HAS TO APPROVE THE MERGER?

     The transaction must be approved by the shareholders of each company as well as by various regulatory agencies, including the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Federal Communications Commission and the Securities and Exchange Commission. There also need to be approvals in Pennsylvania and New Jersey.

ABOUT FIRSTENERGY:

     GENERAL

     DOES FIRSTENERGY HAVE A WEBSITE?
     Yes, FirstEnergy's website address is:

http://www.firstenergycorp.com/

ABOUT GPU, INC.:

     CORPORATE

     o    WHAT CERTAIN CORPORATE FUNCTIONS WILL REMAIN IN NEW JERSEY?
     o WHAT ARE THE CRITERIA TO DECIDE WHICH CORPORATE FUNCTIONS WILL RESIDE IN NEW JERSEY?
     o    WILL WE SHUT DOWN THE NEW JERSEY MORRISTOWN OFFICE?
     o WILL WE BE REPORTING TO AKRON? HOW MUCH OF THE CORPORATE FUNCTION WILL MOVE TO AKRON?
     o ARE WE LOSING THE MORRISTOWN HEADQUARTERS AS THE CENTRAL OFFICES FOR GPU? WILL ANYONE REMAIN IN JERSEY?

     Pending the completion of the merger, Morristown will continue to operate as the central offices for GPU. Following completion of the merger, most corporate functions will likely relocate to Akron, Ohio. Although final determinations have not been made, some unregulated units may remain in Morristown. And, GPU Energy regional operations will continue to operate in Morristown.

     STRUCTURE

     o    WHAT IS GOING TO HAPPEN TO DIVERSIFIED HOLDINGS?

     GPU has received approval from its Board of Directors to proceed in forming the Diversified Holdings Group.

     o    WILL WE STILL HAVE A PRESENCE IN THE REGIONAL OFFICES?

     GPU expects to continue to have a presence in our regional offices.

REORGANIZATION:

     STRATEGY

     o    ARE WE GOING TO NOW DO EVERYTHING THE WAY OHIO DOES IT?

     STRUCTURE

     o WHEN PENELEC MERGED WITH MET-ED AND NEW JERSEY, GPU BECAME ONE BIG COMPANY. IS GPU GOING TO BECOME ONE BIG COMPANY WITH FIRSTENERGY OR IS GPU GOING TO BE A PIECE OF FIRSTENERGY?
     o WILL THE NEW COMPANY DIVIDE GPU - KEEP SOME OF THE AREAS AND SELL OFF OTHERS?
     o ARE WE GOING TO PUT PEOPLE BACK IN THE DISTRICTS? DOES FIRSTENERGY HAVE DISTRICT REPRESENTATIVES? WHAT ABOUT TEMPORARY EMPLOYEES?
     o WILL THERE BE A HUMAN RESOURCES DEPARTMENT FOR GPU ENERGY, OR WOULD ALL THOSE SERVICES MOVE TO AKRON? (THIS WAS FOLLOWED BY A COMMENT OF THE MOVE FROM LOCAL TO READING ALREADY BEING A CONCERN, AND NOT WANTING IT TO GET EVEN MORE DISTANT.)
     o WILL ACCOUNTING STAY IN JOHNSTOWN AND READING, OR WILL THOSE GROUPS LIKEWISE NEED TO MOVE TO AKRON?
     o WHAT FUNCTION OR JOBS WILL BE WHERE? IS METER TESTING TO BE IN OHIO OR STAY IN PENNSYLVANIA? WHAT ABOUT THE WAREHOUSES?
     o SEVERAL EMPLOYEES IN JOHNSTOWN ARE GPU SERVICE EMPLOYEES. WILL THEIR ASSOCIATED STRUCTURE BE ADDRESSED BY YEAR-END?
     o TO WHAT EXTENT WILL AREAS BE COMBINED? DOES THAT INCLUDE COMBINING DISTRICTS?
     o    WHICH FACILITIES WILL BE MAINTAINED DOWN THE ROAD?
     o    WILL WE BE HEADING BACK TO CENTRALIZED FUNCTIONS OR
          DECENTRALIZED?

FRED HAFER/LEADERSHIP

     o    WHAT WILL HAPPEN TO ALL OF THE EXCESS VICE PRESIDENTS?
     o    HOW WILL THIS MERGER AFFECT MIDDLE MANAGEMENT?

     We understand that all of you are anxious for definitive answers regarding what the combined company will look like, where jobs will be located, and how the merger will specifically impact you. The resolution of these issues is important to all of us, which is why they will be carefully examined within the scope of the transition management process. This careful analysis will take time.

     Although there is much that we do not know yet, as we begin the transition management process there are some important things we do know. The transition management process includes the creation of transition teams comprised of people from both organizations as well as oversight by a Transition Management Steering Committee whose members include Fred D. Hafer and Carole B. Snyder. The Steering Committee and the Transition Teams will be working together to evaluate the best way to organize and manage the new company and recommend best practices going forward. Senior management is currently working on getting this process under way and transition teams will be formed over the next two months.

     The transition management work is very comprehensive and in reality will span several months. Therefore, while we are committed to providing as much information as we can about these issues as soon as we can, the answers we all seek may not be available until this work is largely completed. Please be assured that we will continue to share the answers with you on a timely basis.

     o WHEN WILL FRED HAFER ASSUME THE ROLE OF CHAIRMAN DEPENDING ON HOW LONG IT TAKES (HE'S 59 CURRENTLY)?

     Hafer will assume the role of chairman of FirstEnergy after the merger is complete. We anticipate completion of the merger in 12 to 18 months.